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                                                               Exhibit No. 24(B)


                   Certified Copy of Resolutions Adopted by
             Unanimous Written Consent to Action without a Meeting of the Management Committee of the Board of Directors
              of Duke Energy Corporation Effective March 16, 2000


              FURTHER RESOLVED, That the Power of Attorney as presented to the meeting and executed by all the Directors present be and hereby is approved in form and content for purposes of filing the Form 10-K Annual Report with the Securities and Exchange Commission.


                            *  *  *  *  *  *  *  *


     I, Robert T. Lucas III, Assistant Secretary of Duke Energy Corporation, do hereby certify that the above is a full, true and complete extract from resolutions adopted by unanimous written consent to action without a meeting of the Management Committee of the Board of Directors of Duke Energy Corporation effective on March 16, 2000.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of said Duke Energy Corporation this 16th day of March, 2000.


                                             _____________________________
                                                  Robert T. Lucas III
                                                  Assistant Secretary